Exhibit 23.6

Consent of Nominee for Director

of Costamare Partners LP

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1, as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Ulrich Kranich
Name: Ulrich Kranich
Date: October 1, 2014